UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 14, 2011

JIANGBO PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

001-34763	65-1130026
(Commission File Number)	(IRS Employer Identification No.)

25 Haihe Road, Laiyang Economic Development
Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200
(Address of principal executive offices and zip code)

(0086) 535-7282997

(Registrant's telephone number including area code)

 (Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Jiangbo Pharmaceuticals, Inc. (the “Company”) was notified that, effective April 14 2011, the practice of Bernstein & Pinchuk LLP (“B&P”), the Company’s independent registered public accounting firm, entered into a joint venture agreement with Marcum LLP and formed Marcum Bernstein & Pinchuk LLP (“Marcum BP”) in a transaction pursuant to which B&P merged its China operations into Marcum BP and certain of the professional staff of B&P joined Marcum BP as employees of Marcum BP. Accordingly, effective April 14, 2011, B&P resigned as the Company's independent registered public accounting firm and Marcum BP became the Company's independent registered public accounting firm. Marcum BP is currently registered with the Public Company Accounting and Oversight Board (PCAOB).

This change in the Company's independent registered public accounting firm was approved by the Audit Committee of the Company's Board of Directors on April 19, 2011. Marcum BP was engaged as the Company's independent registered public accounting firm on April 19, 2011.

During the Company’s most two recent fiscal years ended June 30, 2010 and 2009 and through April 20, 2011, the Company did not consult with Marcum BP on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Marcum BP did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

B&P was engaged by the Company on March 30, 2011 and as a result did not prepare the audits of the Company’s financial statements for the fiscal years ended June 30, 2010 and 2009 and through the date of this Current Report. As a result, in connection with the audits of the Company’s financial statements for the fiscal years ended June 30, 2010 and 2009 and through the date of this Current Report, there were: (i) no disagreements between the Company and B&P on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of B&P, would have caused B&P to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided B&P a copy of the disclosures in this Form 8-K and has requested that B&P furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not B&P agrees with the Company’s statements in this Item 4.01(a). A copy of the letter dated April 20, 2011, furnished by B&P in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter of Bernstein & Pinchuk LLP to the SEC, dated April 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIANGBO PHARMACEUTICALS, INC.

By:	/s/ Jin Linxian
Name: Jin Linxian
Title: Chief Executive Officer

Dated: April 20, 2011